                                                                   Exhibit 3(ii)
                                                                   -------------


             L O C K H E E D   M A R T I N   C O R P O R A T I O N


                                 B Y- L A W S


                            ADOPTED AUGUST 26, 1994
                           (AMENDED FEBRUARY 6, 1995)
                            (AMENDED APRIL 27, 1995)
                          (AMENDED SEPTEMBER 28, 1995)
                           (AMENDED JANUARY 1, 1996)
                           (AMENDED JANUARY 7, 1996)
                            (AMENDED APRIL 25, 1996)
                           (AMENDED JANUARY 23, 1997)
                          (AMENDED SEPTEMBER 25, 1997)
                           (AMENDED OCTOBER 23, 1997)
                           (AMENDED JANUARY 22, 1998)

                               TABLE OF CONTENTS

                                    BYLAWS
                                      OF
                          LOCKHEED MARTIN CORPORATION

                                   ARTICLE I
                                 STOCKHOLDERS
Section 1.01.    Annual Meetings................................  1
Section 1.02.    Special Meetings...............................  1
Section 1.03.    Place of Meetings..............................  1
Section 1.04.    Notice of Meetings.............................  1
Section 1.05.    Conduct of Meetings............................  2
Section 1.06.    Quorum.........................................  2
Section 1.07.    Votes Required.................................  2
Section 1.08.    Proxies........................................  2
Section 1.09.    List of Stockholders...........................  2
Section 1.10.    Inspectors of Election.........................  2
Section 1.11.    Director Nominations and Stockholder Business..  3

                                  ARTICLE II
                              BOARD OF DIRECTORS
Section 2.01.    Powers.........................................  5
Section 2.02.    Number of Directors............................  5
Section 2.03.    Election of Directors..........................  5
Section 2.04.    Chairman of the Board..........................  5
Section 2.05.    Vice Chairmen..................................  5
Section 2.06.    Removal........................................  6
Section 2.07.    Vacancies......................................  6
Section 2.08.    Regular Meetings...............................  6
Section 2.09.    Special Meetings...............................  6
Section 2.10.    Notice of Meetings.............................  6
Section 2.11.    Presence at Meeting............................  7
Section 2.12.    Presiding Officer and Secretary at Meetings....  7
Section 2.13.    Quorum.........................................  7
Section 2.14.    Compensation...................................  7
Section 2.15.    Voting of Shares by Certain Holders............  7

                                  ARTICLE III
                                  COMMITTEES

Section 3.01.    Executive Committee................................   7
Section 3.02.    Finance Committee..................................   8
Section 3.03.    Audit & Ethics Committee...........................   8
Section 3.04(a)  Compensation Committee.............................   9
Section 3.04(b)  Stock Option Subcommittee..........................  10
Section 3.05.    Nominating Committee...............................  10
Section 3.06.    Other Committees...................................  10
Section 3.07.    Meetings of Committees.............................  10

                                  ARTICLE IV
                                   OFFICERS
Section 4.01.    Executive Officers -- Election and Term of Office..  11
Section 4.02     Chief Executive Officer............................  11
Section 4.03.    President..........................................  11
Section 4.04.    Vice Presidents....................................  11
Section 4.05.    Secretary..........................................  12
Section 4.06.    Treasurer..........................................  12
Section 4.07.    Subordinate Officers...............................  12
Section 4.08.    Other Officers and Agents..........................  12
Section 4.09.    When Duties of an Officer May Be Delegated.........  12
Section 4.10.    Officers Holding Two or More Offices...............  12
Section 4.11.    Compensation.......................................  12
Section 4.12.    Resignations.......................................  13
Section 4.13.    Removal............................................  13

                                   ARTICLE V
                                     STOCK
Section 5.01.    Certificates.......................................  13
Section 5.02.    Transfer of Shares.................................  13
Section 5.03.    Transfer Agents and Registrars.....................  13
Section 5.04.    Stock Ledgers......................................  13
Section 5.05.    Record Dates.......................................  14
Section 5.06.    New Certificates...................................  14

                                  ARTICLE VI
                                INDEMNIFICATION
Section 6.01.    Indemnification of Directors, Officers, and Employees...  14
Section 6.02.    Standard................................................  14
Section 6.03.    Advance Payment of Expenses.............................  15
Section 6.04.    General.................................................  15

                                  ARTICLE VII
                               SUNDRY PROVISIONS
Section 7.01.    Seal....................................................  15
Section 7.02.    Voting of Stock in other Corporations...................  15
Section 7.03.    Amendments..............................................  16

                                    BYLAWS

                                      OF

                          LOCKHEED MARTIN CORPORATION


(Incorporated under the laws of Maryland, August 26, 1994, and herein referred to as the "Corporation")


                                   ARTICLE I

                                 STOCKHOLDERS

     SECTION 1.01. ANNUAL MEETINGS. The Corporation shall hold an annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation at such date during the month of April in each year as shall be determined by the Board of Directors. Subject to
Article I, Section 1.11 of these Bylaws, any business of the Corporation may be transacted at such annual meeting. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

     SECTION 1.02. SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the Chairman of the Board, Chief Executive Officer, or by the Board of Directors or by the Executive Committee by vote at a meeting or in writing with or without a meeting. Special meetings of stockholders shall also be called by the Secretary of the Corporation on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

     SECTION 1.03. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within the United States as may be designated in the notice of meeting.

     SECTION 1.04. NOTICE OF MEETINGS. Not less than thirty (30) days nor more than ninety (90) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provision for notice, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of stockholders, annual or special, may adjourn from time to time without further notice to a date not more than one hundred twenty (120) days after the original record date at the same or some other place.

     SECTION 1.05. CONDUCT OF MEETINGS. Each meeting of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and the Charter. The Chairman of the Board, or in his or her absence the Chief Executive Officer, or in their absence the person designated in writing by the Chairman of the Board, or if no person is so designated, then a person designated by the Board of Directors, shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by a majority of all votes cast at a meeting at which a quorum is present. The Secretary or in the absence of the Secretary a person designated by the chairman of the meeting shall act as secretary of the meeting.

     SECTION 1.06. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under statute or under the Charter of the Corporation for the vote necessary for the adoption of any measure. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time to a date not more than 120 days after the original record date until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 1.07. VOTES REQUIRED. Unless applicable law or the Charter of the Corporation provides otherwise, at a meeting of stockholders, the vote of a majority of the votes entitled to be cast at a meeting, duly called and at which a quorum is present, shall be required to take or authorize action upon any matter which may properly come before the meeting. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to any vote if any installment payable thereon is overdue and unpaid.

     SECTION 1.08. PROXIES. A stockholder may vote shares of the Corporation's capital stock that are entitled to be voted and are owned of record by such stockholder either in person or by proxy in any manner permitted by Section 2-507 of the Maryland General Corporation Law, as in effect from time to time. No proxy shall be valid more than eleven (11) months after its date, unless otherwise provided in the proxy.

     SECTION 1.09. LIST OF STOCKHOLDERS. At each meeting of stockholders, a true and complete list of all stockholders entitled to vote at such meeting, stating the number and class of shares held by each, shall be furnished by the Secretary.

     SECTION 1.10. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting, upon the demand of stockholders present in person or by proxy entitled to cast 25% of all the votes entitled to be cast at the meeting, shall make such appointments.

     If there are three (3) or more Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; shall receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, and determine the result; and do such acts as may be proper to conduct the election and the vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing of any challenge, question or matter determined by them, and shall make and execute a certificate of any fact found by them.

     No such Inspector need be a stockholder of the Corporation.

     SECTION 1.11.  DIRECTOR NOMINATIONS AND STOCKHOLDER BUSINESS.

     (a) Nominations and Stockholder Business at Annual Meetings of
         ----------------------------------------------------------
Stockholders. Nominations of persons for election to the Board of Directors of
------------
the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11(a).

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this
Section 1.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the class and number of shares of capital stock of the Corporation that are beneficially owned by such person, and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding anything in this paragraph (a) of this Section 1.11 to the contrary, in the event that Section 2.02 of these Bylaws is amended, altered or repealed so as to increase or decrease the maximum or minimum number of directors and there is no public announcement of such action at least seventy
(70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.11(a) shall also be considered timely, but only with respect to nominees for director, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Director Nominations and Stockholder Business at Special Meetings of
         --------------------------------------------------------------------
Stockholders. Only such business shall be conducted at a special meeting of
------------
stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a) of this Section
1.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) General. Only such persons who are nominated in accordance with the
         -------
procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is not in compliance with this Section 1.11, to declare that such defective nomination or proposal be disregarded.

     For purposes of this Section 1.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.


                                  ARTICLE II

                              BOARD OF DIRECTORS

     SECTION 2.01. POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the Charter or the Bylaws conferred upon or reserved to the stockholders.

     SECTION 2.02. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than four (4) nor more than twenty-five (25). By vote of a majority of the Board of Directors, the number of directors may be increased or decreased, from time to time, within the limits above specified; provided, however, that except as set forth in the Charter of the Corporation, the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.

     SECTION 2.03. ELECTION OF DIRECTORS. Except as set forth in the Charter of the Corporation, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders, and each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her successor will have been elected and qualified. No person, other than a person granted an exemption from this provision by the Board of Directors, shall be eligible to be elected as a director for a term which expires after the first annual meeting of stockholders after he or she reaches the age of 70 years.

     SECTION 2.04. CHAIRMAN OF THE BOARD. The Board of Directors shall designate from its membership a Chairman of the Board, who shall preside at all meetings of the stockholders and of the Board of Directors. He may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation, and he shall perform such other duties as may be prescribed by the Board of Directors.

     SECTION 2.05. VICE CHAIRMEN. The Board of Directors shall designate from its membership no more than two Vice Chairmen of the Board, who shall perform such functions and duties as requested by the Chairman of the Board.

     SECTION 2.06. REMOVAL. Any director or the Board of Directors may be removed from office as a director at any time, but only for cause, by the affirmative vote at a duly called meeting of stockholders of at least 80% of the votes which all holders of the then outstanding shares of capital stock of the Corporation would be entitled to cast at an annual election of directors, voting together as a single class.

     SECTION 2.07. VACANCIES. Vacancies in the Board of Directors, except for vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs. Vacancies resulting from an increase in the number of directors shall be filled only by a majority vote of the Board of Directors. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor will have been elected and qualified.

     SECTION 2.08. REGULAR MEETINGS. After each meeting of stockholders at which a Board of Directors, or any class thereof, shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business, at such time and place within or without the State of Maryland as may be designated by the Board of Directors. Other regular meetings of the Board of Directors shall be held on such dates and at such places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

     SECTION 2.09. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chairman of the Board, the Chief Executive Officer, the Chairman of the Executive Committee, any three (3) directors, or by any officer of the Corporation upon the request of a majority of the Board.

     SECTION 2.10. NOTICE OF MEETINGS. Notice of the place, day, and hour of every regular and special meeting of the Board of Directors shall be given to each director twenty-four (24) hours (or more) before the meeting, by telephoning the notice to such director, or by delivering the notice to him or her personally, or by sending the notice to him or her by telegraph, or by facsimile, or by leaving the notice at his or her residence or usual place of business, or, in the alternative, by mailing such notice three (3) days (or more) before the meeting, postage prepaid, and addressed to him or her at his or her last known post office address, according to the records of the Corporation. If mailed, such notice shall be deemed to be given when deposited in the United States mail, properly addressed, with postage thereon prepaid. If notice be given by telegram or by facsimile, such notice shall be deemed to be given when the telegram is delivered to the telegraph company or when the facsimile is transmitted. If the notice be given by telephone or by personal delivery, such notice shall be deemed to be given at the time of the communication or delivery.

Unless required by these Bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need be given to any director who attends or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no further notice need be given of any such adjourned meeting.

     SECTION 2.11. PRESENCE AT MEETING. Members of the Board, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in this manner shall constitute presence in person at the meeting.

     SECTION 2.12. PRESIDING OFFICER AND SECRETARY AT MEETINGS. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board of Directors or in his or her absence by the Chief Executive Officer or if neither is present by such member of the Board of Directors as shall be chosen by the meeting. The Secretary, or in his or her absence an Assistant Secretary, shall act as secretary of the meeting, or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

     SECTION 2.13. QUORUM. At all meetings of the Board of Directors, a majority of the Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Charter, or by the Bylaws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.14. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, annual retainers, fees and expenses of attendance, if any, may be provided to Directors for attendance at each annual, regular or special meeting of the Board of Directors or of any committee thereof; but nothing contained herein shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.15. VOTING OF SHARES BY CERTAIN HOLDERS. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by General Electric Company of shares of stock of the Corporation.

                                  ARTICLE III

                                  COMMITTEES

     SECTION 3.01. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may provide for an Executive Committee of two (2) or more directors. If provision be made for an Executive Committee, the members thereof shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. Unless a Chairman of the Board shall have been selected by the Board of Directors, the Chief Executive Officer shall act as chairman thereof. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise such powers in the management of the business and affairs of the Corporation as may be authorized by the Board of Directors, subject to applicable law. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Executive Committee shall be filled by the Board of Directors.

  SECTION 3.02. FINANCE COMMITTEE. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Finance Committee of three (3) or more directors. If provision is made for a Finance Committee, the members of the Finance Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Finance Committee a chairman. During the intervals between the meetings of the Board of Directors, the Finance Committee shall, except when such powers are by statute or the Charter or the Bylaws either reserved to the full Board of Directors or delegated to another committee of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the financial affairs of the Corporation, including but not limited to establishing bank lines of credit or other short-term borrowing arrangements and investing excess working capital funds on a short-term basis. The Finance Committee will review the financial condition of the Corporation, the financial impact of all benefit plans and all proposed changes to the capital structure of the Corporation, including the incurrence of long-term indebtedness and the issuance of additional equity securities, and will make suitable recommendations to the Board of Directors. It will likewise review on an annual basis the proposed capital expenditure and contributions budgets of the Corporation and make recommendations to the Board of Directors for their adoption. It will monitor the financial impact of all trusteed benefit plans sponsored by the Corporation and of any amendments or modifications thereto and will monitor the performance of the assets and administration of the Corporation's trusteed benefit plans. All action by the Finance Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Finance Committee shall be filled by the Board of Directors.

  SECTION 3.03. AUDIT AND ETHICS COMMITTEE. The Board of Directors by resolution adopted by a majority of the Board of Directors shall provide for an Audit and Ethics Committee of three or more directors who are not officers or employees of the Corporation, and who otherwise independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the independent judgment of each member as a Committee member. The members of the Audit and Ethics Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Audit and Ethics Committee a chairman. The Audit and Ethics Committee shall, except when such powers are by statute or the Charter or the Bylaws either reserved to the full Board of Directors or delegated to another committee of the Board of Directors, possess and may exercise the powers of the Board of Directors relating to all accounting and auditing matters of this Corporation. The Audit and Ethics Committee shall recommend to the Board of Directors the selection of and monitor the independence of the independent public accountants for this Corporation and prior to the end of the Corporation's fiscal year shall review the scope and timing of the work to be performed and the compensation to be paid to the accountants selected by the Board; review with the Corporation's management and the independent public accountants the financial accounting and reporting principles appropriate for the Corporation, the policies and procedures concerning audits, accounting and financial controls, and any recommendations to improve existing practices, and the qualifications and work of the Corporation's internal auditing staff; review with the Corporation's independent public accountants the results of their audit and their report including any changes in accounting principles and any significant amendments; and shall meet with the Corporation's internal audit department representative to review the plan and scope of work of the internal auditing staff. The Committee shall hold quarterly meetings, and shall separately meet in executive session, with the Corporation's independent public accountants and internal audit department representative to review and resolve all matters of concern presented to the Committee. The Committee shall monitor compliance with the Code of Ethics and Standards of Conduct and shall review and resolve all matters of concern presented to it by the Corporate Ethics Committee or the Corporate Ethics Office. The Committee shall review and monitor the adequacy of the Corporation's policies and procedures, as well as the organizational structure, for ensuring compliance with environmental, health and safety laws and regulations; review, at least annually, the Corporation's record of compliance with any environmental, health and safety laws and regulations and the policies and procedures relating thereto; review with the Corporation's management significant environmental, health and safety litigation and regulatory proceedings in which the Corporation is or may become involved; and review the accounting and financial reporting issues, including the adequacy of disclosure, for all environmental matters. The Committee shall have the power to investigate any matter falling within its jurisdiction, and it shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. All action by the Audit and Ethics Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Audit and Ethics Committee shall be filled by the Board of Directors.

  SECTION 3.04(A). COMPENSATION COMMITTEE. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Compensation Committee of three (3) or more directors who are not officers or employees of the Corporation. If provision is made for a Compensation Committee, the members of the Compensation Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Compensation Committee a chairman. The Compensation Committee shall recommend to the Board of Directors the compensation to be paid for services of senior elected officers of the Corporation as established by resolution of the Board of Directors from time to time. The Compensation Committee shall have the power to fix the compensation of all other elected officers and to approve the benefits provided by any bonus, supplemental, and special compensation plans, including pension, insurance, and health plans, but excluding performance-based executive compensation plans, and such powers as are by statute or the Charter or the Bylaws reserved to the full Board of Directors. The Compensation Committee shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. All action by the Compensation Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Compensation Committee shall be filled by the Board of Directors.

  SECTION 3.04(B). STOCK OPTION SUBCOMMITTEE. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Stock Option Subcommittee of three (3) or more directors of the Compensation Committee who meet the qualifications of an independent director under Section 162(m) of the Internal Revenue Code. If provision is made for a Stock Option Subcommittee, the members of the Stock Option Subcommittee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Stock Option Subcommittee a chairman. The Stock Option Subcommittee shall serve as the Stock Option Subcommittee of the Board and shall administer any performance-based executive compensation plan and approve awards granted thereunder. The Stock Option Subcommittee shall also perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. All action by the Stock Option Subcommittee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to revision and alteration by the Board of Directors. Vacancies in the Stock Option Subcommittee shall be filled by the Board of Directors.

  SECTION 3.05. NOMINATING COMMITTEE. The Board of Directors by resolution adopted by a majority of the Board of Directors may provide for a Nominating Committee of three (3) or more Directors who are not officers or employees of the Corporation. If provision is made for a Nominating Committee, the members of the Nominating Committee shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Directors shall designate from among the membership of the Nominating Committee a committee chairman. The Nominating Committee shall make recommendations to the Board of Directors concerning the fees and compensation for directors, the composition of the Board including its size and the qualifications for membership, and the Nominating Committee shall recommend to the Board of Directors nominees for election to fill any vacancy occurring in the Board and to fill new positions created by an increase in the authorized number of directors of the Corporation. Annually the Nominating Committee shall recommend to the Board of Directors a slate of directors to serve as management's nominees for election by the stockholders at the annual meeting. Vacancies in the Nominating Committee shall be filled by the Board of Directors.

  SECTION 3.06. OTHER COMMITTEES. The Board of Directors may by resolution provide for such other standing or special committees, composed of two (2) or more directors, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

  SECTION 3.07. MEETINGS OF COMMITTEES. Each committee of the Board of Directors shall fix its own rules of procedure, consistent with the provisions of any rules or resolutions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chairman or any two (2) members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of the article of these Bylaws entitled the "Board of Directors" relating to the place of holding and notice required of meetings of the Board of Directors shall govern committees of the Board of Directors. A majority of each committee shall constitute a quorum thereof; provided, however, that in the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Except in cases in which it is otherwise provided by the rules of such committee or by resolution of the Board of Directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 4.01. EXECUTIVE OFFICERS -- ELECTION AND TERM OF OFFICE. The Executive Officers of the Corporation shall be a Chief Executive Officer, a President, such number of Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. The Chief Executive Officer and the President shall be chosen from among the Directors. The Executive Officers shall be elected annually by the Board of Directors at its first meeting following each annual meeting of stockholders and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall have resigned, or shall have been removed from office in the manner provided in this Article IV. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 4.02. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall serve as a member of the Executive Committee and, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. Subject to the authority of the Board of Directors, he shall have general charge and supervision of the business and affairs of the Corporation. He shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments. He shall have the authority to vote stock in other corporations, and he shall perform such other duties of management as may be prescribed by resolution or as otherwise may be assigned to him by the Board of Directors. He shall have the authority to delegate such authorization and power as vested in him by these Bylaws to some other officer or employee or agent of the Corporation as he shall deem appropriate.

     SECTION 4.03. PRESIDENT. The President shall be the Chief Operating Officer of the Corporation. He or she shall have general charge and supervision of the operations of the Corporation and shall have such other powers and duties of management as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

     SECTION 4.04. VICE PRESIDENTS. The Corporation shall have one (1) or more Vice Presidents, including Executive and Senior Vice Presidents as appropriate, as elected from time to time by the Board of Directors. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the President.

     SECTION 4.05. SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and record all votes and minutes or proceedings, in books provided for that purpose; shall see that all notices of such meetings are duly given in accordance with the provisions of the Bylaws of the Corporation, or as required by law; may sign certificates of stock of the Corporation with the Chairman of the Board; shall be custodian of the corporate seal; shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; and in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chairman of the Board.

     SECTION 4.06. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; and in general, shall render such reports and perform such other duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the President.

     SECTION 4.07. SUBORDINATE OFFICERS. The subordinate officers shall consist of such assistant officers and agents as may be deemed desirable and as may be appointed by the Chief Executive Officer or the President. Each such subordinate officer shall hold office for such period, have such authority and perform such duties as the Chief Executive Officer or the President may prescribe.

     SECTION 4.08. OTHER OFFICERS AND AGENTS. The Board of Directors may create such other offices and appoint or provide for the appointment of such other officers and agents, attorneys-in-fact and employees as it shall deem necessary, who shall bear such titles, have such authority, receive such compensation, and provide such security for faithful service and hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 4.09. WHEN DUTIES OF AN OFFICER MAY BE DELEGATED. In the case of the absence or disability of an officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors, or any officer designated by it, may, for the time being, delegate such officer's duties and powers to any other person.

     SECTION 4.10. OFFICERS HOLDING TWO OR MORE OFFICES. Any two (2) of the above mentioned offices, except those of a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the Charter or by these Bylaws, to be executed, acknowledged or verified by any two (2) or more officers.

     SECTION 4.11. COMPENSATION. The Board of Directors shall have power to fix the compensation of all officers and employees of the Corporation.

     SECTION 4.12. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect simultaneously with or at any time subsequent to its delivery as shall be specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.13. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, if such removal is determined in the judgment of the Board of Directors to be in the best interests of the Corporation, and any officer of the Corporation duly appointed by another officer may be removed, with or without cause, by such officer.


                                   ARTICLE V

                                     STOCK

     SECTION 5.01. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of stock owned by him or her in the Corporation. Such certificates shall be signed by the Chairman of the Board and countersigned by the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile of such seal. Stock certificates shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. When certificates for stock of any class are countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificates may be a facsimile. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

     SECTION 5.02. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the Corporation only by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed.

The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.

     SECTION 5.03. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one (1) or more transfer agents and one (1) or more registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

     SECTION 5.04. STOCK LEDGERS. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at an office or agency of the Corporation in such city or town as may be designated by the Board of Directors. If no other place is so designated such original or duplicate stock ledgers shall be kept at an office or agency of the Corporation in New York, New York or Bethesda, Maryland.

     SECTION 5.05. RECORD DATES. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days and, in case of a meeting of stockholders, not less than thirty (30) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If a record date is not set and the transfer books are not closed, the record date for the purpose of making any proper determination with respect to stockholders shall be fixed in accordance with applicable law.

     SECTION 5.06. NEW CERTIFICATES. In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers or agents of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.


                                  ARTICLE VI

                                INDEMNIFICATION

     SECTION 6.01. INDEMNIFICATION OF DIRECTORS, OFFICERS, AND EMPLOYEES. The Corporation shall indemnify and hold harmless to the fullest extent permitted by, and under, applicable law as it presently exists and as is further set forth in Section 6.02 below or as may hereafter be amended any person who is or was a director, officer or employee of the Corporation or who is or was serving at the request of the Corporation as a director, officer or employee of another corporation or entity (including service with employee benefit plans), who by reason of this status or service in that capacity was, is, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative. Such indemnification shall be against all liability and loss suffered and expenses (including, but not limited to, attorneys' fees, judgments, fines, penalties, and amounts paid in settlement) actually and reasonably incurred by the individual in connection with such proceeding; provided, however, that the Corporation shall not be required to indemnify a person in connection with an action, suit or proceeding initiated by such person unless the action, suit or proceeding was authorized by the Board of Directors of the Corporation.

     SECTION 6.02. STANDARD. Maryland General Corporation Law Section 2-418, on August 29, 1994, provided generally that a corporation may indemnify any individual made a party to a proceeding by reason of service on behalf of the corporation unless it is established that:

          (i) The act or omission of the individual was material to the matter giving rise to the proceeding; and

               (1)  Was committed in bad faith; or

               (2)  Was the result of active and deliberate dishonesty; or

         (ii) The individual actually received an improper personal benefit in money, property, or services; or

        (iii) In the case of any criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     SECTION 6.03. ADVANCE PAYMENT OF EXPENSES. The Corporation shall pay or reimburse reasonable expenses in advance of a final disposition of the proceeding and without requiring a preliminary determination of the ultimate entitlement to indemnification provided that the individual first provides the Corporation with: (a) a written affirmation of the individual's good faith belief that the individual meets the standard of conduct necessary for indemnification under the laws of the State of Maryland; and (b) a written undertaking by or on behalf of the individual to repay the amount advanced if it shall ultimately be determined that the applicable standard of conduct has not been met.

     SECTION 6.04. GENERAL. The Board of Directors, by resolution, may authorize the management of the Corporation to act for and on behalf of the Corporation in all matters relating to indemnification within any such limits as may be specified from time to time by the Board of Directors, all consistent with applicable law.

     The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter of the Corporation, these Bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

     Repeal or modification of this Article VI or the relevant law shall not affect adversely any rights or obligations then existing with respect to any facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such facts.


                                  ARTICLE VII

                               SUNDRY PROVISIONS

     SECTION 7.01. SEAL. The corporate seal of the Corporation shall bear the name of the Corporation and the words "Incorporated 1994 Maryland" and "Corporate Seal."

     SECTION 7.02. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders' meetings thereof by the Chairman or President of the Corporation or by proxy or proxies appointed by the Chairman or President of the Corporation. The Board of Directors or Chairman, however, may by resolution or delegation appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution or delegation.

     SECTION 7.03. AMENDMENTS. The Board of Directors shall have the exclusive power, at any regular or special meeting thereof, to make and adopt new Bylaws, or to amend, alter, or repeal any Bylaws of the Corporation, provided such revisions are not inconsistent with the Charter or statute.

                C E R T I F I C A T E   A S   T O   B Y L A W S



     I, ____________________________, ____________ Vice President and Secretary
of LOCKHEED MARTIN CORPORATION hereby certify that the foregoing is a true, correct and complete copy of the Bylaws of LOCKHEED MARTIN CORPORATION and that such Bylaws are in full force and effect as of the date of this certificate.

     WITNESS my hand and the seal of LOCKHEED MARTIN CORPORATION, this ____ day of ____________, 19__.



                                   ---------------------------------
                                   Vice President and Secretary



CORPORATE SEAL